Exhibit 5.1

Direct:            +852 2801 6066

Cell:                       +852 6621 8994

E-mail:        rthorp@traversthorpalberga.com

Kimree, Inc.

Xiagang Section, Luotang Village, Shuikou Street

Huicheng District, Huizhou

Guangdong Province 516005

People’s Republic of China

20 October 2014

Dear Sirs

Kimree, Inc.

We have acted as Cayman Islands legal advisers to Kimree, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended (the “Registration Statement”), related to the offering by the Company of American Depositary Shares representing certain ordinary shares, par value US$0.00001 per share (the “Shares”).  This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion.  Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2                                         Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof.  In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2                               the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable.  In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders); and

3.3                               the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1                                         the Certificate of Incorporation dated 7 May 2014;

2                                         a Certificate of Incumbency issued by Sertus Incorporations (Cayman) Limited, the registered office provider of the Company, dated 20 October 2014;

3                                         the Memorandum and Articles of Association of the Company as adopted on the Company’s incorporation on 7 May 2014 (the “Pre-IPO M&A”);

4                                         the written resolutions of the board of Directors dated 20 October 2014 (the “IPO Board Resolutions”);

5                                         the written resolutions of the shareholders of the Company dated 20 October 2014 (the “Shareholders’ Resolutions”, together with the IPO Board Resolutions are referred to as the “Resolutions”);

6                                         a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”); and

7                                         the Registration Statement.

Kimree, Inc.

c/o Sertus Incorporation (Cayman) Limited,

Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay

Grand Cayman, Cayman Islands

October 20, 2014

To: Travers Thorp Alberga

1205A The Centrium

60 Wyndham Street

Central, Hong Kong

Dear Sirs

Kimree, Inc. (the “Company”)

I, Andre Qiuming Liu, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1                                         The Pre-IPO M&A remain in full force and effect and are unamended.

2                                         The Resolutions were signed by all the directors or all the shareholders, as the case may be, in the manner prescribed in the Pre-IPO M&A.

3                                         The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing shares as described in the Registration Statement.

4                                         The Resolutions were duly adopted, are in full force and effect at the date thereof and have not been amended, varied or revoked in any respect.

5                                         The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:

Qiuming LIU

Jianjie AI

Jian ZHANG

Lingfan JIANG

Zhiyong XIANG

Dafeng YU

6                                         The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then current articles of association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

7                                         Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

8                                         To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9                                         The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary (Attn: Mr Richard Thorp).

Signature:	/s/ Andre Qiuming Liu
Andre Qiuming Liu
Director